SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

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|x|  Soliciting Material under Rule 14a-12


                                  TRW INC.
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              (Name of Registrant as Specified in Its Charter)


                               Not Applicable
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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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News Release                 TRW Inc.                    [TRW Logo]
                             1900 Richmond Road
                             Cleveland, OH 44124


For Immediate Release                   Contact
                                        Judy Wilkinson or Barrett Godsey
                                        Joele Frank, Wilkinson Brimmer Katcher
                                        212-355-4449

                                        Jay McCaffrey, TRW Media
                                        216-291-7179

                                        Ron Vargo, TRW Investors
                                        216-291-7506

TRW RESPONDS TO NORTHROP GRUMMAN

CLEVELAND, March 26, 2002 - TRW Inc. (NYSE: TRW) issued the following statement in response to the release issued today by Northrop Grumman (NYSE: NOC).

"There is nothing new in today's announcement by Northrop Grumman. The TRW board continues to urge TRW shareholders to reject Northrop's grossly inadequate, below-market $47 per share offer. In light of this offer - now more than $4.00 below TRW's current market price - it simply makes no sense for TRW to share confidential, business sensitive information with Northrop Grumman. As we have said before, this is all about shareholder value. We believe that TRW's announced plan to accelerate debt reduction and separate our Automotive business in a tax-efficient manner will provide value significantly in excess of Northrop Grumman's below-market offer."

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.

                                   (more)



The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission on March 4, 2002 on Schedule 14A.

This press release relates to Northrop Grumman's exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW's Solicitation/Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW's PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW's proxy statement and other documents filed by TRW with the SEC at the SEC's internet website at www.sec.gov. Each of these documents may also be obtained, free of charge, by calling investor relations at TRW at 216-291-7506.

Certain of the information contained in this press release may be considered "forward-looking statements" which are subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. The Company's results could be affected by the ability to obtain new contract awards; the level of defense funding by the government and the termination of existing government contracts; pricing pressures from customers; moderation or decline in the automobile build rate; changes in consumer debt levels; work stoppages; unanticipated downturn in the financial condition of, or business relationships with customers or suppliers; the ability to reduce the level of outstanding debt from cash flow from operations and the proceeds from asset dispositions; a credit rating downgrade; increase in interest rates; customer recall and warranty claims; product liability and litigation issues; changes to the regulatory environment regarding automotive safety; the introduction of competing products or technology by competitors; the ability to attract and retain skilled employees with high-level technical competencies; the financial results of companies in which we have made technology investments; the availability of funding for research and development; economic, regulatory and political domestic and international conditions; fluctuations in currency exchange rates; and the impact of additional terrorist attacks, which could result in reduced automotive production, disruptions to the transportation system, or significant and prolonged disruption to air travel. In addition, there can be no assurance: (i) that an agreement relating to any investment in the Company, or relating to any sale or other distribution of all or a part of the Company's operating businesses will be reached, or that if an agreement is reached, that the transactions contemplated by such agreement will be consummated; (ii) that the Company will spin off the Automotive business or that such spin-off will be complete within six to nine months; (iii) that the Company will be successful in delevering the Company, or that the methods described for delevering will be utilized; (iv) as to the amount by which debt will be reduced; (v) that the Company's strategy will deliver any particular level of value to TRW shareholders; (vi) that defense spending will rise and research, development, test and evaluation budgets will increase; (vii) that the commercial aerospace industry will stabilize; (viii) that North American 2002 light vehicle production will increase from 2001 levels; (ix) that 2002 earnings per share estimates will be met or exceeded; (x) with respect to the expected amounts of the Company's operating cash flows in 2002, that such amounts will be utilized to delever the Company's balance sheet; (xi) with respect to the amounts that will be realized, if any, by the Company from divestitures; (xii) with respect to the amount of sales, earnings per share or cash flow that will be realized by the Company in 2002; and (xiii) that the Company's costs will decrease in 2002. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumption or changes in other factors affecting such estimates other than as required by law.

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